UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2017

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136
(Address of principal executive offices)

(918) 481-1119
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 6, 2017, NGL Energy Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pertaining to an underwritten public offering (the “Class B Preferred Unit Offering”) of 9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, representing limited partner interests in the Partnership (“Class B Preferred Units”).  Pursuant to the Underwriting Agreement, the Partnership agreed to sell 7,400,000 9.00% Class B Preferred Units  (the “Firm Units”) at a price to the public of $25.00 per Class B Preferred Unit.  Closing of the issuance and sale of the Firm Units is scheduled for June 13, 2017. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,110,000 Class B Preferred Units at the same price and on the same terms and conditions as the Firm Units.  The initial distribution rate for the Class B Preferred Units from and including the date of original issue to, but not including, July 1, 2022 will be 9.00% per annum of the $25.00 liquidation preference per unit (equal to $2.25 per unit per annum). On and after July 1, 2022, distributions on the Class B Preferred Units will accumulate at a percentage of the $25.00 liquidation preference equal to the applicable three-month LIBOR plus a spread of 721.3 basis points.  The Partnership will receive net proceeds from the offering of approximately $179 million, after deducting the Underwriters’ discount and estimated offering expenses payable by the Partnership, assuming the Underwriters do not exercise their option to purchase any additional Class B Preferred Units.  The Partnership expects to use the net proceeds of the offering to repay indebtedness outstanding under its revolving credit agreement, which it may re-borrow from time to time for general partnership purposes, including to retire other senior indebtedness.

The Class B Preferred Unit Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-216079) of the Partnership, as amended by Post-Effective Amendment No. 1 thereto, and the prospectus supplement dated June 6, 2017, filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary termination provisions, and it provides that the obligations of the Underwriters to purchase the Class B Preferred Units are subject to customary closing conditions.  The Underwriting Agreement also includes customary indemnification provisions pursuant to which the Partnership has agreed to indemnify the Underwriters against certain liabilities and expenses, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Waiver and Option Agreement

In connection with Class B Preferred Unit Offering, the Partnership entered into a Waiver of Class A Preemptive Rights Holders and Option to Purchase Class C Preferred Units (the “Waiver and Option Agreement”) with Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC, NGL CIV A, LLC and NGL Prism/IV-A Blocker, LLC, such entities being the holders of the Partnership’s outstanding 10.75% Class A Convertible Preferred Units (collectively, the “Class A Preferred Unitholders”). Pursuant to the Waiver and Option Agreement, the Class A Preferred Unitholders agreed to waive their preemptive rights held with respect to the Class B Preferred Unit Offering.  Additionally, pursuant to the Waiver and Option Agreement the Partnership granted the Class A Preferred Unitholders an option (the “Option”) to purchase directly from the Partnership up to a number of Class C Preferred Units equal to 41.6777% of the number of Class B Preferred Units sold in the Class B Preferred Unit Offering at a price per unit equal to the public offering price per unit in the Class B Preferred Unit Offering.  Such Class C Preferred Units would constitute a separate class of securities with designations, preferences, rights and powers substantially similar to those of the Class B Preferred Units.  The Option will expire ten business days after each closing date of the Class B Preferred Unit Offering.

A member of the Board of Directors of the Partnership’s general partner, Jared Parker, is a Managing Director of Oaktree Capital Management L.P., which manages the funds comprising the Class A Preferred Unitholders.

The summary of the Waiver and Option Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 6, 2017, by and among NGL Energy Partners LP and the Underwriters named therein.

10.1

Waiver of Class A Preemptive Rights Holders and Option to Purchase Class C Preferred Units, dated June 6, 2017, by and among NGL Energy Partners and Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC, NGL CIV A, LLC and NGL Prism/IV-A Blocker, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: June 9, 2017		By:	/s/ Kurston P. McMurray
		Name:	Kurston P. McMurray
		Title:	Senior Vice President Legal & Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 6, 2017, by and among NGL Energy Partners LP and the Underwriters named therein.

10.1

Waiver of Class A Preemptive Rights Holders and Option to Purchase Class C Preferred Units, dated June 6, 2017, by and among NGL Energy Partners and Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC, NGL CIV A, LLC and NGL Prism/IV-A Blocker, LLC.